Exhibit 99.1

ENERGY TRANSFER EQUITY RESPONDS TO THIRD WILLIAMS LAWSUIT

Believes Williams’ lawsuit is meritless and like its other lawsuits will lead to delay

DALLAS, TEXAS — May 15, 2016 — Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE” or the “Partnership”) today released a statement from Kelcy Warren, the Chairman of the Board of Directors of its general partner, in response to last Friday night’s announcement by the Williams Companies, Inc. (NYSE: WMB) (“Williams”) that it filed an action in the Delaware Court of Chancery seeking a Declaratory Judgment and Injunction preventing the Partnership from terminating or otherwise avoiding its obligations under the merger agreement entered into with Williams on September 28, 2015.

Mr. Warren stated:

“ETE is disappointed that Williams, rather than seriously engaging in discussions regarding the existing transaction, has chosen to file a third separate lawsuit in the last six weeks regarding our pending merger. The filing of these lawsuits has contributed materially to the very delay in completing the Securities and Exchange Commission’s (“SEC”) review of the proxy statement/prospectus and proceeding towards a stockholder meeting that Williams complains about in its most recent suit.

Before this suit was filed, we were making progress towards clearing all SEC comments and believe we were close to finalizing the proxy statement/prospectus for the Williams stockholder meeting to vote on the merger. We further believe that ETE’s good faith efforts were reinforced by our recent agreement with Williams to amend the merger agreement to provide for a reduction of the time periods necessary for certain administrative matters. This amendment essentially provided nearly an additional month for the parties to finalize and mail the proxy statement/prospectus than was contemplated in the original merger agreement.

As we have previously informed Williams and as described in the Form S-4, we believe that even if the Williams stockholders approve the merger, the merger will still not be able to close due to a failure of a material closing condition given the substantial risk that Latham & Watkins LLP will not be able to deliver the 721(a) opinion. Accordingly, we believe Williams’ latest lawsuit is an attempt to gain undue leverage in and undermine future discussions regarding the pending merger and will only result in further delay. We have made multiple attempts to engage with Williams in a constructive dialog regarding a path forward that would be in the best interest of both companies and their respective equity holders. Before this most recent suit was filed, we reached out to Williams requesting such discussions. Williams has unfortunately taken steps to limit our communications with members of its Board, and did not respond to our most recent request before filing its third lawsuit.

In addition, despite material changes in circumstances since a majority of the Williams Board of Directors approved the merger agreement on September 28, 2015 and recommended that the Williams stockholders vote to approve the adoption of the merger agreement, we understand that the Williams Board of Directors has not updated its recommendation to take into account the impact of these material changes. We are concerned with the Williams Board of Directors’ decision in this regard, and believe the Board should reconsider its recommendation and decide if a majority of the directors continue to recommend that the Williams stockholders vote to approve the adoption of the merger agreement.

ETE intends to continue trying to cooperate and engage with Williams and will continue to comply with its obligations under the merger agreement, while also having to defend itself against these multiple lawsuits filed by Williams. ETE reserves all rights regarding potential claims against Williams and its Board of Directors.”

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 2.6 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Forward-looking Statements

This communication may contain forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the potential merger of the Partnership and Williams, the expected future performance of the combined company (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the most recent Annual Report on Form 10-K for each of the Partnership, Energy Transfer Partners, L.P. (“ETP”), Sunoco Logistics Partners L.P. (“SXL”), Sunoco LP (“SUN”), Williams and Williams Partners LP (“WPZ”) filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in the Partnership’s, ETP’s, SXL’s, SUN’s, Williams’ and WPZ’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in other reports or documents that the Partnership, ETP, SXL, SUN, Williams and WPZ file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any business combination transaction between the Partnership, Energy Transfer Corp, LP (“ETC”) and Williams; (2) the ultimate outcome and results of integrating the operations of the Partnership and Williams, the ultimate outcome of the Partnership’s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of the Partnership, ETC and Williams, including the combined company’s future financial condition, operating results, strategy and plans; (4) the ability to obtain required regulatory approvals and meet other closing conditions to the transaction, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies’ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of the Partnership’s common units and ETC common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETC common shares to Williams stockholders; (9) the ability to maintain the Partnership’s, ETP’s, SXL’s, SUN’s, Williams’ and WPZ’s current credit ratings; and (10) the outcome and impact of the lawsuits filed by Williams against the Partnership and its management. All forward-looking statements attributable to the Partnership or any person acting on the Partnership’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither the Partnership nor Williams undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

Additional Information

This Current Report does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This Current Report relates to the entry by the Partnership and Williams into definitive agreements for a combination of the two companies. In furtherance of this proposal and subject to future developments, the Partnership, ETC and Williams may file one or more registration statements, proxy statements or other documents with the SEC. This Current Report is not a substitute for any proxy statement, registration statement, prospectus or other document the Partnership, ETC or Williams may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP AND WILLIAMS ARE URGED TO READ THE

PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION TRANSACTION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Williams. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Partnership, ETC and Williams through the web site maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Partnership and ETC with the SEC will be available free of charge on the Partnership’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

The Partnership and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of the Partnership’s general partner is contained in the Partnership’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants will be included in the proxy statement / prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Partnership using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants will be included in the proxy statement / prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.

Contacts

Investor Relations:

Energy Transfer Equity, L.P.

Brent Ratliff, 214-981-0795

or

Lyndsay Hannah, 214-840-5477

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

mobile: 214-498-9272

or

Brunswick Group

Steve Lipin, 212-333-3810

or

Mark Palmer, 214-254-3790